UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2023

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey	07446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADMA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On March 6, 2023, upon the recommendation of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of ADMA Biologics, Inc. (the “Company”), the Board approved the following base salaries for 2023, cash bonuses attributable to 2022 performance and annual incentive awards for the Company’s named executive officers, as set forth below:

Name	Position	2023 Base Salary	2022 Non-Equity Incentive Compensation (1)	Number of RSUs (2)(3)	Number of Shares Underlying Stock Options (2)(4)(5)
Adam S. Grossman	President, Chief Executive Officer and Director	$750,000	$612,351	573,695	1,147,385
Brian Lenz	Executive Vice President, Chief Financial Officer	$475,000	$296,755	135,175	270,345

(1)
Amounts reflect a cash bonus that will be paid by the Company to the named executive officers pursuant to such officer’s employment agreement. These cash bonus amounts reflect achievement of 148% of the Company’s 2022 corporate goals and milestones.

(2)	Grant date was March 6, 2023.
(3)
The Restricted Stock Units (“RSUs”) will vest quarterly on each anniversary of the date of grant (over four years) in accordance with the ADMA Biologics, Inc. 2022 Equity Compensation Plan (the “Plan”).

(4)
The stock options’ exercise price of $3.35 reflects the per share fair market value of the Company’s common stock, $0.0001 par value per share (“Common Stock”), as determined by the closing price of the Company’s Common Stock on the Nasdaq Global Market on the grant date.

(5)
The stock options vest over four years with 25% of the shares of Common Stock underlying the options vesting on the one-year anniversary of the date of grant and the remaining 75% of such shares vesting monthly in equal installments over the next three years, becoming fully vested on March 6, 2027 in accordance with the Plan.

The Compensation Committee reached its recommendation regarding the compensation and incentive awards for the named executive officers in consultation with an independent compensation consultant. The non-equity incentive compensation, RSUs, and stock options were awarded at the discretion of the Compensation Committee and were based on each named executive officer’s annual cash bonus and equity targets, as established by the Compensation Committee, and the Compensation Committee’s evaluation of the performance including the non-equity incentive compensation of each named executive officer, all of which have been approved by the Board.

Director Compensation

On March 6, 2023, upon the recommendation of the Compensation Committee, the Board approved an updated non‑employee director compensation policy, effective and retroactive to January 1, 2023. Pursuant to the updated non-employee director compensation policy, each non-employee director of the Company will be paid an annual cash retainer of $50,000. The Chairman and Vice-Chairman will each be paid an additional fee of $40,000. The Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Governance and Nominations Committee will each be paid $22,250, $16,500 and $11,000, respectively. Members of the Audit Committee, the Compensation Committee and the Governance and Nominations Committee will each be paid a retainer of $11,125, $8,250 and $5,500, respectively. Furthermore, new directors will receive an initial equity grant award with a value of $350,000, delivered as options.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 10, 2023	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Executive Vice President and Chief Financial Officer